Exhibit 99.2

Investor Overview May, 2021

Disclaimer Important Information for Investors and Stockholders This presentation relates to a proposed transaction between Aurora Acquisition Corp. (“Aurora”) and Better Holdco, Inc. (“Better” or the “Company”) and is for informational purposes only. This presentation does not constitute an offer to sell or exchange, or the solicitation of an offer to buy or exchange, any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Aurora intends to file a registration statement on Form S-4 with the U.S. Securities and Exchange Commission (the “SEC”), which will include a document that serves as a prospectus and proxy statement of Aurora, referred to as a proxy statement/prospectus. A proxy statement/prospectus will be sent to all Aurora shareholders. Aurora also will file other documents regarding the proposed transaction with the SEC. Before making any voting decision, investors and security holders of Aurora are urged to read the registration statement, the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC in connection with the proposed transaction as they become available because they will contain important information about the proposed transaction. Neither the SEC nor any securities commission or any other U.S. or non-U.S. jurisdiction has approved or disapproved of the business combination or information presented herein. Investors and security holders will be able to obtain free copies of the registration statement, the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC by Aurora through the website maintained by the SEC at www.sec.gov. The documents filed by Aurora with the SEC also may be obtained free of charge at sec.gov or direct a request to: Aurora Acquisition Corp., 20 North Audley Street, London W1K 6LX, United Kingdom, Attention: Arnaud Massenet, Chief Executive Officer, +44 (0)20 3931 9785. Participants in the Solicitation Aurora and Better and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Aurora’s shareholders in connection with the proposed transaction. A list of the names of the directors and executive officers of Aurora and information regarding their interests in the business combination will be contained in the proxy statement/prospectus when available. You may obtain free copies of these documents as described in the preceding paragraph. Forwarding Looking Statements This presentation only speaks at the date hereof and contains, and related discussions may contain, “forward-looking statements” within the meaning of U.S. federal securities laws. These statements include descriptions regarding the intent, belief, estimates, assumptions or current expectations of the Company or its officers with respect to the consolidated results of operations and financial condition, future events and plans of the Company. These forward-looking statements may be identified by a reference to a future period or by the use of forward-looking terminology. Forward-looking statements are typically identified by words such as “expect”, “believe”, “foresee”, “anticipate”, “intend”, “estimate”, “goal”, “strategy”, “plan”, “target” and “project” or conditional verbs such as “will”, “may”, “should”, “could” or “would” or the negative of these terms, although not all forward-looking statements contain these words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Forward-looking statements are not historical facts, and are based upon management’s current expectations, beliefs, estimates and projections, and various assumptions, many of which are inherently uncertain and beyond the Company’s control. Such expectations, beliefs, estimates and projections are expressed in good faith, and management believes there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs, estimates and projections will be achieved, and actual results may differ materially from what is expressed in or indicated by the forward-looking statements. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by an investor as, a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. We are experiencing significant changes within the mortgage lending and servicing ecosystem which have magnified such uncertainties. In the past, actual results have differed from those suggested by forward-looking statements and this may happen again. Important factors that could cause actual results to differ materially from those suggested by the forward- looking statements include, but are not limited to, our performance, capabilities, strategy, and outlook; our expectations regarding the sustainability of our rapid growth and our ability to manage our growth effectively; the demand for our solutions and products and services we offer, including the size of our addressable market, market share, and market trends; our ability to operate under and maintain our business model; our ability to develop and protect our brand; our expectations regarding financial performance including our operational and financial targets; our estimates regarding expenses, future revenue, capital requirements and our need for additional financing; the degree of business and financial risk associated with certain of our loans; the high volatility in, or any inaccuracies in the estimates of, the value of our assets; any changes in macro-economic conditions and in U.S. residential real estate market conditions, including changes in prevailing interest rates or monetary policies and the effects of the ongoing COVID-19 pandemic; our expectations regarding the impact of the COVID-19 pandemic on our business including on the volume of consumers refinancing existing loans, our ability to produce loans, liquidity and employees; our competitive position; our ability to improve and expand our information technology and financial infrastructure, security and compliance requirements and operating and administrative systems; our future investments in our technology and operations; our intellectual property position, including our ability to maintain, protect and enhance our intellectual property; the need to hire additional personnel and our ability to attract and retain such personnel; our ability to obtain additional capital and maintain cash flow or obtain adequate financing or financing on terms satisfactory to us; the effects of our existing and future indebtedness on our liquidity and our ability to operate our business; our expectations concerning relationships with third parties; our plans to adopt the secured overnight financing rate (“SOFR”); the impact of laws and regulations and our ability to comply with such laws and regulations including laws and regulations relating to fair lending, real estate brokerage matters, title and settlement services, consumer protection, advertising, tax, title insurance, loan production and servicing activities, data privacy, and anti-corruption; any changes in certain U.S. government-sponsored entities and government agencies, including Fannie Mae, Freddie Mac, Ginnie Mae and the FHA; our expectations regarding the period during which we will qualify as an emerging growth company under the JOBS Act; the increased expenses associated with being a public company; and our anticipated use of our existing resources and the proceeds from the business combination. 2

Disclaimer Forward Looking Statements There may be other risks not presently known to us or that we presently believe are not material that could also cause actual results to differ materially. Analysis and opinions contained in this document may be based on assumptions that, if altered, can change the analysis or opinions expressed. In light of the significant uncertainties inherent in the forward-looking statements included in this presentation, the inclusion of such forward-looking statements should not be regarded as a representation by us or any other person that the objectives and plans set forth in this presentation will be achieved, and you are cautioned not to place substantial weight or undue reliance on these forward-looking statements. These forward-looking statements speak only as of the date they are made and, the Company disclaims any obligation, except as required by law, to update or revise forward-looking statements, whether as a result of new information, future events or otherwise. Use of Non-GAAP Measures and Other Financial Metrics This presentation includes certain financial measures not presented in accordance with generally accepted accounting principles (“GAAP”) including, Adjusted EBITDA, Adjusted Net Income, and metrics derived therefrom. These non-GAAP financial measures should not be considered in isolation and are not intended to be a substitute for any GAAP financial measures. These non-GAAP measures provide supplemental information that we believe helps investors better understand our business, our business model and how we analyze our performance. We also believe these non-GAAP financial measures improve investors’ and analysts’ ability to compare our results with those of our competitors and other similarly situated companies, which commonly disclose similar performance measures. However, our calculation of Adjusted EBITDA, and Adjusted Net Income (Loss) may not be comparable to similarly titled performance measures presented by other companies. Further, although we use these non-GAAP measures to assess the financial performance of our business, these measures exclude certain substantial costs related to our business, and investors are cautioned not to use such measures as a substitute for financial results prepared according to GAAP. Non-GAAP financial measures have limitations in their usefulness to investors because they have no standardized meaning prescribed by GAAP and are not prepared under any comprehensive set of accounting rules or principles. As a result, non-GAAP financial measures should be viewed as supplementing, and not as an alternative or substitute for, our financial results prepared and presented in accordance with GAAP. For a reconciliation of non-GAAP measures used in this presentation to the closest comparable GAAP measures, see the Appendix hereto. Use of Projections This information includes certain statements and estimates provided by the Company with respect to the projected future performance of the Company. Such statements, estimates and projections reflect various assumptions by management concerning possible anticipated results, which assumptions may or may not be correct. No representations are made as to the accuracy of such statements, estimates or projections. You will be expected to have conducted your own due diligence investigation regarding these and all other matters pertinent to Better. Use of Data The data contained herein is derived from various internal and external sources we believe to be reliable. No representation is made as to the reasonableness of the assumptions within or the accuracy or completeness of any projections or modeling or any other information contained herein. Accordingly, any liability in respect of the information contained herein or in respect of this presentation (including in respect of direct, indirect or consequential loss or damage) is expressly disclaimed. Any data on past performance or modeling contained herein is not an indication as to future performance, and the Company disclaims any obligation, except as required by law, to update or revise the information in this presentation, whether as a result of new information, future events or otherwise. 3

Today’s Presenters Better 4 • One of the most pre-eminent investors in the Global TMT Industry • Iceland’s first billionaire • Chairman of Novator Capital • Extensive investment track record: • Founder, PLAY in Poland • Founder, WOM S.A. in Chile • CCP (computer games) • Actavis (now Allergan) • NYU’s Stern School of Business – On the School‘s Board of Overseers for the past 8 years Thor Björgólfsson Chairman of the Board Arnaud Massenet Chief Executive Officer Prabhu Narasimhan Chief Investment Officer • GRIP – Co-founder (Artificial Intelligence) • Virtual Conferences • Matchmaking • Depury.com – Co-Founder and Director • Online contemporary art platform • Net-a-porter (1999-2010) – Co-founder & Director • South West Capital (2007) – Founder of hedge fund focused on real asset investments • Lehman Brothers (2003-07) – Founder of Lehman Brothers' corporate derivatives group • Lehman Brothers (1998-2003) – Co-Head European Derivatives Sales • Morgan Stanley (1994-98) – European Equity Derivatives Group • Lincoln International Business School (Paris) – B.A. • Mayer Brown, White & Case and Baker McKenzie – over 15 years as a lawyer and partner • Novator Capital – Co-founder • Multi-asset investment fund with a developed markets focus • Baker McKenzie London – Founder of Alternative Capital practice. • Senior strategic advisor to multi-billion dollar family office practice founders and private equity funds • White & Case – Partner and Founder of Family Office Practice • Widely recognized and commended, particularly by the FT Innovative Lawyers awards • M.A. (Law), Cambridge University

Overview of Novator Capital Better 5 • Novator Capital is an investment firm specializing in capital markets and pre-IPO private equity investments, founded and led by the Icelandic businessman Björgólfur Thor Björgólfsson • Novator Capital manages partners’ internal funds only, which gives an edge to its investment strategy • Flexible investment structure and period • Quick decision making • Focused approach • Novator Capital’s main focus lies on the telecommunications, media and technology sectors • The Novator Capital team is highly experienced in a wide range of situations – from pre-IPO private equity often involving special situations to classical capital markets investing. “Our investment approach is simple, we invest our own money for the long term while not taking risks that we cannot actively manage.” Investment Approach 1 Empowerment of existing or new management teams 2 Active ownership style and constant interaction with management 3 Focus on execution and operational excellence 4 Flexible holding periods and exit currency to maximize exit value

Overview of Aurora Better 6 Sponsored by Novator Capital, an investment firm managing private capital with a focused but flexible investment structure, approach and period. • High-caliber leadership team • Proven value-creation track record: investments, entrepreneurship, turnarounds • Alignment of interests: significant capital investment from Novator Capital, management and Board • Hands on and collaborative approach reflective of a long-dated investment horizon; • Commitment to partner and assist Better’s management team during the next stages of its exciting journey; • Access to large network of leading industry executives. Thor Björgólfsson Arnaud Massenet Prabhu Narasimhan Chairman Chief Executive Officer Chief Investment Officer Attractive market and competitive dynamics with high barriers to entry -> -> -> -> Compelling long-term growth prospects Opportunity to drive scale Leadership in technology-driven transformation -> Best in class leadership team Aurora Leadership Aurora Overview Aurora Investment: Better Aurora’s Sponsor will invest an additional $200 million in the PIPE investment and has committed to fully backstop any redemptions by Aurora shareholders.

Better 7 Aurora – a Better Partner 1 Management team with Founders of large and disruptive Businesses 2 Sponsor with high conviction and long-term investment style 3 Deep expertise in Technology industry 4 High caliber shareholders with deep experience in FinTech 5 Access to our large network of leading industry executives 6 Hands-on, collaborative partnership to drive success and value 7 Increased company profile and visibility 8 Sponsor’s commitment to advise Better’s management including through participation in the board of directors

Rationale for Better Better Huge Market The homeownership market has a tremendous market opportunity, cumulatively $15 trillion+ Highly Fragmented Market Market is highly fragmented and characterized by an excessive amount of intermediaries, high transaction costs, extended underwriting processes and lackluster customer experience Proven Team & Scalable Digital Platform Better is an emerging market leader with proven executive management, an attractive business model and a highly scalable digital platform High-Growth Business, Built for Profitability We believe that, in today’s market, the opportunity to invest in high-growth businesses built for profitability like Better is scarce. We look forward to partnering with the company to accelerate its growth post-merger 8

Better We’re making homeownership more affordable, more accessible, and just plain Better for all Americans and eventually everyone else 9

Our goal is to be the home for every consumer’s home Better Description Home Finance Full range of mortgage and home equity products LAUNCHED Jan 2016 Home Services Home services and improvement loans LAUNCH EXPECTED 2H 2021 Financial Network Personal, auto, student, credit cards, life & disability insurance, etc. LAUNCH EXPECTED 1H 2022 Buy & Sell Home Realtor matching engine, democratize iBuying with near-zero transaction cost LAUNCHED Nov 2018 Title One-click title policy matching service LAUNCHED Feb 2019 Homeowners Insurance One-click HOI policy matching service LAUNCHED Jan 2019 Powered by each home’s Better property data graph and each customer’s Better financial data graph Where We’re Headed Data One-stop shop + Lifelong Relationship = Our Progress Under one roof, with one-click, at the lowest price, with zero commissions 10

96.1% We are the fastest growing homeownership enablement platform in America1 Better Our technology-driven platform delivers the best customer experience at the lowest price 2019A $89 2020A $876 2021E $1,387 2022E $2,705 2023E $5,140 80.4% 884% 58% 95% 90% Implied Market Share3 2019A $5 2020A $24 2021E $57 2022E $102 0.2% 0.5% 1.4% 3.2% 2023E $181 5.6% 7x annual market share growth since 20182 Mortgage Originations ($ billions) 11 YoY Growth Company Revenue ($ millions) 190.7% 2019A $1,165 2020A $9,140 2021E $33,976 2022E $82,371 2023E $158,486 158.8% 684% 272% 142% 92% 2019A $121 2020A $691 2021E $2,414 2022E $6,123 471% 249% 154% 2023E $16,984 177% Better Real Estate Transaction Volume ($ millions) YoY Growth Insurance Coverage Written ($ millions) YoY Growth

Technology enables us to provide better value to our customers Better Technology-Driven Competitive Advantage Our competitive advantage comes from leveraging our technology to reduce prices for our customers, to surface the widest range of products, and to match customers instantly and frictionlessly to these products Integrated Platform We started with home finance, added one-click title insurance, one-click homeowners' insurance, and one-click realtor matching. We believe our addressable revenue across current and future homeownership products equates to $15 trillion of annual spend. Matching Engine Better has built a matching engine that takes consumer and property data, and instantly matches it to a cross-set of investor criteria and pricing aggregating over $1 trillion of demand per year on our platform Workflow Engine Our workflow engine, Tinman, is the world’s first supervised learning network for consumer finance. Tinman taskifies and automates specialized processing and underwriting functions and enables us to provide our customers low rates, fast turnaround times, and certainty on any financial product we sell Asset Light We retain minimal credit or capital at risk for any product we originate. 98% of our loans in 2020 were conforming with GSE- guaranteed takeout. 12

Meet the Better team

Mix of technology, mortgage, and financial markets expertise differentiated in the homeownership industry

100% of technology platform developed in-house with industry-leading engineering team

We are technologists transforming a broken industry

7,000+
Mission driven, customer focused employees

2016
Year founded

54%
Minority employees, and 50% female

NYC
Headquarters

Leadership Team



Vishal Garg
Founder & CEO
MyRichUncle, Founder 1/0 Capital, Founder



Kevin Ryan
Chief Financial Officer
Morgan Stanley, Managing Director



Diane Yu
Chief Technology Officer
Freewheel, Co-founder & CTO, Comcast, Ad Technology



Erik Bernhardsson
Senior Advisor & Founding CTO
Spotify, Head of Machine Learning, Google, Engineering



Nick Calamari
General Counsel, Better Holdco & Co-founder
Quinn Emanuel, Lawyer, 1/0 Capital, Sr Partner & General Counsel



Paula Tuffin
General Counsel, Better Mortgage Corp.
CFPB, Senior Litigation Counsel, Mayer Brown, Partner



Ziggy Jonsson
Head of Capital Markets
Bank of America, Head of Structured Credit Trading NA



Sarah Pierce
Head of Sales & Operations
TIQO Beverage, Founder & President



Megan Bellingham
Head of Mortgage Operations
Cardinal Financial, Allen Tate - Sales & Operations

Better

13

Homeownership market is enormous...

- Annual spend within the housing market accounted for over $3 trillion, ~15% of US GDP in 2019
- 6 million homes purchased annually in the US, 87% through a mortgage
- Mortgages make up 70% of consumer credit in the US
- For average households, home equity totals ~65% of net worth
- 100% mortgage transactions require at least one insurance product



Cumulative market size
$15+ Trillion
$11 Trillion
$7 Trillion
Better
$5T4
Consumer Financial Network
$4T3
Home Services Ecosystem
$4T2
International Home Finance
$3T1
U.S. Home Finance
Core
Expansion

1. '21-'25 Projected average annual US origination volume (FNMA '21-'22 forecast, 2.5% YoY growth '23-'25); 2. Global average annual origination volume excluding US (Better research, various public sources); 3. $1.7tr of home rental, $763bn of home improvement $8bn of US appraisal and inspection, $80bn of moving and storage and $1.4tr of iBuying; 4. $880bn of auto insurance, $764bn of home and personal liability insurance, $1.7tr life insurance market and $1.6tn of student loan and credit card debt. Note: Refer to page 30 for additional sourcing information.

Data Sources: Congressional Research Service, Freddie Mac, Company websites, Edmunds, FactSet, McKinsey Global Research, Mortgage Bankers Association and PwC, US Census Bureau, RealtyTrac, CFPB, FRED, NAHB, Public company research and other publicly available information.

Better

14

…and yet, so broken. Consumers deal with repetitive data requests, high fees, and a lack of certainty Better 1 Realtor.com - “How Much Are Mortgage Fees?” 2. Realtor.com - “How Long Does It Take to Get a Mortgage?” 3 CNN Money - “500-page Mortgage Applications are the New Normal” Trulia - “Sale Fail.” • Buyers interact with up to 10 intermediaries that can account for up to 10% of a home’s price1 • The underwriting process can take up to 45 days2 • Mortgage documents can reach over 500 pages3 The home buyer’s 1st point of contact has historically been the real estate agent. Home Buyer Real Estate Home buyer wants to purchase a $350K dream house Real estate commission 6% of house value $21K Condo certification $350 Subordination fee $300 Loan officer commission 1.25% of mortgage, $4,250 Home survey $300 Attorney fee $300 Renovation fee $600 Home inspection $600 Home insurance $1,100 yearly Home appraisal $500 Credit report $100 Title insurance $1,350 Flood insurance $1,000 yearly The mortgage underwrites and pays for it all Illustrative Breakdown of Typical Intermediaries & Fees 15

We provide a seamless, best-in-class customer experience Zero commissions Deflating traditional mortgage costs 100% online application Save time, money, and stress A few quick questions Where are you in your home loan journey? Automated soft credit check Customized certainty, on your own time Pre-Approval Letter in as little as 3 minutes 1 2 3 4 5 In March 2021, 68,209 customers got pre- approved for $25 billion of home financing in an average of 14 minutes. Our digital process provides a streamlined experience for all of our customers 16

We deliver a lower rate and better experience for our customers Better 1. Better Price Guarantee: Better will match any valid competitor's offer, and credit customer an extra $100. If we can't, the $100 is the customer's to keep. 2. Better Mortgage saves refinance customers $8,200 a year on average in loan payments. The average yearly payment savings estimate is based on a comparison of our borrowers’ principal and interest payments on their prior mortgage and the principal and interest payments on their new loan from Better Mortgage. The yearly payment savings is an average of the difference between those two monthly payments across all refinance customers between Jan’20 and Dec’20, multiplied by 12 (savings are incurred each month in a year). Assumes $7,040 median post-tax monthly income, in line with Better’s average customer’s income 3. Source: MBA Weekly Application Survey. The effective rate is a function of contract (i.e. note) rate and points/credits. For Better, assume scenario of $150K - $453K loan amount, 75 - 80 LTV, primary residence, 740+ FICO, exclude cash out refi. MBA surveys 75%+ of all U.S. retail residential applications. Data from January 2018 to December 2020 4. Industry average numbers assume two days for app-to-lock (two days subtracted from reported figure, which begins at application stage). • Our exceptional customer experience is driven by price and speed • Our rates are consistently >20bps lower than industry average3 • We stand by our low prices with our unmatched Better Price Guarantee1 • We deliver industry-leading cycle times while rapidly growing market share Comparison of 30-Year Fixed Effective Rate3 Lock-to-fund days for Purchase Loans4 …with Unmatched Cycle Times... Lower Priced... 34 36 36 35 34 35 36 37 38 38 40 37 43 44 45 44 42 43 45 46 47 54 55 51 Mar-20 Apr-20 May-20 Jun-20 Jul-20 Aug-20 Sep-20 Oct-20 Nov-20 Dec-20 Jan-21 Feb-21 Better Industry Average 2.60% 3.10% 3.60% 4.10% 4.60% 5.10% Jan-18 Mar-18 May-18Jul-18 Sep-18 Nov-18 Jan-19 Mar-19 May-19Jul-19 Sep-19 Nov-19 Jan-20 Mar-20 May-20Jul-20 Sep-20 Nov-20 Mortgage Bankers Association Rate Index Better Rate ~10% Additional Disposable Cash2 Which, for an average customer represents: $683 Monthly savings on loan payments2 In 2020, our refinance customers saw: 17

Home finance lifecycle Our technology platform, Tinman, was built from scratch and drives our entire ecosystem Loan Purchasers Better Real Estate Agents Better Title and Settlement Services Better Insurance Better Team Members Manual tasks to non- licensed team members Customer-facing tasks to licensed team members D2C B2B Tinman Tinman is the backbone that drives our better, faster, cheaper customer experience Better 18

Tinman removes human bottlenecks from the transaction process through its automated decisioning engine TINMAN Machine-driven Process Customer Interacts with single system Operations Team Pushing tasks to process- centric humans Third Party Systems Pulling data via APIs Sales Team Pushing interactions to customer-centric humans COMMISSIONED BROKER Human-driven Process Point of Sale System Broker collects data from customer, third parties Loan Operating System Broker inputs data into LOS Third Party Systems Customer Interacts with multiple systems Customer Inputs data The Better Workflow Legacy Workflow Process Better 19

Tinman automates tasks to streamline the customer journey Better • Tinman breaks down specialized, human-generated tasks into simple, machine-driven tasks to improve labor liquidity and lower overall labor costs • Average funded loan now features >400 fully automated activities - as more processes are automated, each loan requires fewer labor hours to complete 2016 2020 92 425 Human-generated tasks2 Machine-generated human fulfilled tasks3 Automated tasks4 >350% increase in total tasks1 Increasing Task Automation Decreasing Labor Hours Per Loan 66 12 14 391 28 6 Note: 1. Total transactions equals the sum of human generated, machine generated, and automated tasks. 2. Human generated tasks are manually created and manually assigned 3. Machine generated tasks are machine created and manually assigned 4. Automated = Automatically created and automatically processed tasks. Certain automated activities require minimal manual review by regulatory law; we consider these tasks automated. 5. Better internal estimate based on industry research 6. Hours represent time spent in Tinman by Better Employees 20 - 5 10 15 20 25 - 200 400 600 800 1,000 1,200 0 20 40 60 80 100 Q1 2019 Rate Term Refinance Loans Q4 2020 Rate Term Refinance Loans Hours Per Loan6 Q4 ’20 Average: 29 hours Q1 ’19 Average: 38 hours Industry Average5: 70-100+ Q4’20 Q1’19

Tinman enables industry-leading productivity and provides us with a massive labor cost advantage Better • Through our R&D efforts, we continue investing in Tinman to further reduce costs • Pass savings along to the customer to win market share, powering further economies of scale and efficiencies Industry Leading Productivity Labor Cost Below Industry Average 1. Better: Closings per Seasoned Loan Consultants and Seasoned Loan Consultant Assistants per month. Seasoned headcount excludes LCs and LCAs in training (employees in the first two months of employment with us). Better data accounts for lag between lock and fund by adjusting 1-month between headcount and funded loans (i.e. funds in Feb/Heads in Jan) MBA: Quarterly Mortgage Bankers Performance Report - Closings per Sales Employee per Month 2. Better: Seasoned labor cost per loan refers to compensation and benefits attributed to our production headcount excluding employees in training. Excludes stock-based compensation MBA: Personnel expenses (includes Sales, Fulfillment, Production Support, Management & Directors, and Benefits) per loan (does not include corporate allocation) Loans per Licensed Salesperson Per Month1 Consolidated labor cost per loan 2 4.5 5.8 5.8 5.3 7.5 8.6 8.9 18.9 20.5 18.7 14.3 19.0 18.6 16.2 0 5 10 15 20 25 30 Q2'19 Q3'19 Q4'19 Q1'20 Q2'20 Q3'20 Q4'20 Better MBA Industry Average MBA Q4-20 Industry Average Better Q4-20 $5,426 $2,462 Ops/Fulfillment Labor Sales Labor 54% below MBA Industry Avg. 21

Our technology improves loan consultant productivity and loan quality through machine-guided decisioning1 Jennifer Mark Better Loan Consultant Better home-grown team member Traditional Mortgage Loan Consultant2 Top 3 originator by $ volume in 2019 1. Source: Better had more loan consultants on the Scotsman Top-100 Originators list than any other originator. Better loan consultants had an average tenure of 5 years vs. other top- 100 originators with a tenure of 19 years. (Scotsman Awards 2021) 2.Technology enables loan consultant assistants to be shared resources supporting multiple LCs 3. Data on top originators from 2019 Scotsman Top-100 Originators list (Top Refinance Volume) 0.52 Team size/ assistants 67 Monthly closed loans 2 Years in business 10+ 43 30+ 22 Better

Tinman enables us to manufacture higher quality loans with fewer errors and superior credit performance Better • Our technology matches investor criteria directly with verified data from our customer financial and property graph • This provides us with deeper certainty around a customer’s ability to repay their loan and reduces human error as loans are originated Fewer Underwriting Errors Driving Superior Credit Performance 1. Industry data released on a 5-6 month lag. Q3 and Q4 2020 data currently unavailable. 2. Source: ARMCO Aces Risk Management – Mortgage QC Industry Trends (Q1 2021 – Q2 2020) 3. Note: loans that were less than 700 FICO score made up less than 3% of our total loans in 2020 4. Source: eMBS Percent of Loans Originated with Net Critical Defects 1 Cumulative 90 Day Delinquencies by Origination Year (FICO >=700)3 Better Industry Average2 Q2‘19 0.74% Q2‘20 1.72% 0.36% 1.88% 2018 1.43% 2019 2.37% 1.53% 2.43% Better Fannie Average4 2020 0.25% 0.50% 23

Our business model is asset light as a result of GSE takeout, and augmented through our Investor Matching Engine

Government-Supported Liquidity

98% of our loans are conforming[1], and can be sold to the GSEs

Fannie Mae | Freddie Mac | FHA

$1 Trillion +

Annual GSE & FHA Securitized Volume over last 10 years[2]

$184 Billion

Daily TBA trading volume, Second only to the US Treasury Market [3]

Dynamic Investor Matching Engine

Additional alpha through real-time marketplace, maximizing loan-by-loan revenue across 30+ institutional investors

JPMorganChase, Galton Funding, Mr. Cooper, Provident Funding, Annaly, Fifth Third Bank, Home Point Financial, PennyMac, Wells Fargo, Citi, Truist, Merchants Bank of Indiana, US Bank, Ally, Texas Capital Bank, Matrix, ArcHome, Caliber Home Loans, Lakeview Loan Servicing, Northpointe Bank, NewRez, Flagstar Bank, Fannie Mae, AmeriHome Mortgage

Supports Low Rates for Consumer

Illustrative investor distributions for three similar loans in 2020



Spread Relative to Highest Bid
0
-0.5
-1
-1.5
-2
-2.5
-3
Loan A
Loan B
Loan C
Winning Bid
Bids from investors on platform
Fannie Mae Cash
Up to 200bps
Premium vs. Fannie Cash Bid
Bids received in 2020 for three loans with same criteria (Rate Term Refi, 80% LTV, 760 FICO. 37% DTI)

1. Percent of non-Ally loan origination volume in 2020
2. Source: Urban Institute. Housing Finance at a Glance, April 2020. First Lien Origination Volume 2001-2019
3. Source: Securities Industry and Financial Markets Association (TBA MARKET FACT SHEET, 2015)

Better

24

Go-to-market under our own brand and our partners' brands

"Providing frictionless, digital experiences to our customers is core to Ally's strategy. We're revolutionizing digital banking by putting all of our customers' core financial services needs at their fingertips. With Better, we will deliver best-in-class mortgage experiences in a highly innovative and scalable way, furthering our role as a financial ally for our customers."

Diane Morais
Ally's President of Consumer and Commercial Banking Products.[1]

Better

D2C

Own entire customer experience end-to-end

- ✓ Direct customer acquisition
- ✓ Low-cost value proposition
- ✓ Better-branded, high quality customer experience

AMERICAN EXPRESS ally PROGRESSIVE®

B2B

Zero-CAC, co-branding or white-label solutions

- ✓ Strong brand affinity
- ✓ Powered 100% by Better technology
- ✓ Provide bespoke experience by combining existing solutions and customizing functionality

1. Ally press release, April 18, 2018

Better 25

Better We are helping families afford a better home, in a better school district, with a better commute To: Vishal Garg From: John D. Subject: Just Wanted to Say Thanks. “This is my first experience shopping for a house. I used other online mortgage companies, but found that your company's portal was much easier to use and I was able to increase my budget by $30,000 due to the better 30 year fixed rate you pre-approved me for (compared to the other companies where I was pre-approved). This makes a huge difference to my family and myself as we can now afford to shop for houses in better school zones with shorter commutes to my work. Keep it up, it is companies like yours that are starting to turn the tide and restore sanity to the finance industry“ Ocala, Florida Better.com House Monthly P&I Payment Down Payment Rate House Price $1.5K/month $35K 4.38% $355K John D.’s first home in Ocala, FL 1 Local Lender House Monthly P&I Payment Down Payment Rate House Price1 $1.5K/month $35K 5.00% $325K 1. Illustrative representation of the estimated rate differential driving a customer testimonial around his stated ability to increase home purchasing power by $30k through a lower Better Rate. 26

Growth Product Offerings Customer Experience Organic Traffic Data Our growth flywheel compounds each day that we make homeownership more affordable and accessible for customers

We are still very early in making homeownership better for everyone

Annual addressable spend we're going after:

$15+ Trillion

Home for Your Home
On your home screen

U.S. Home Finance | $3.0 trillion[1]

International Home Finance | $3.6 trillion[2]

Home Rental | $1.7 trillion[3]

Home Improvement| $763 billion[4]

U.S. Appraisal & Inspection | $8.0 billion[5]

Moving & Storage | $80 billion[6]

U.S. iBuying (Buy-it-now) | Evolving, potential $1.4 trillion

Across All Consumer Financial Products
Better, Faster, Cheaper

Life Insurance | $1.7 trillion[7]

Auto Insurance | $880 billion[8]

Home and Personal Liability Insurance | $764 billion[9]

U.S. Student Loan and Credit Card Debt | $1.6 trillion[10]

1. '21-'25 Projected average annual US origination volume (FNMA '21-'22 forecast, 2.5% YoY growth '23-'25); 2. Global average annual origination volume excluding US (Better research, various public sources); 3. Annual global rental revenue (Research and Markets, Real Estate Rental Global Market Report 2020-30 - The Impact of COVID-19 Impact and Recovery Plans for the Industry); 4. Annual global revenue from home improvement including re-models, renovations, repairs, and other investments made to existing homes (GM Insights, Home Improvement Market Size By Project); 5. Annual US real estate appraisal market (Ibis, Real Estate Appraisal in the US); 6. Annual global market for Self-Storage and Moving Services (Research and Markets, Global Self-Storage and Moving Services Industry (2020 to 2027)); 7. Annual global market for life insurance (The Business, Life Insurance Providers Global Market Report 2020-30); 8. Annual global market for auto insurance (Mordor Intelligence, Global Motor Insurance Market); 9. Annual global market for personal and casualty insurance less global market for auto insurance (McKinsey, State of property& casualty insurance 2020); 10. Annual US market for student loan and credit card debt (Experian, Student Loan Debt Reaches Record High as Most Repayment Is Paused).

Better

28

Better Better 2019 Better 2020 Target for Better 2025 Leading Player in $15tn+ Market $5B Orig. Volume 0.2% Market Share $24B Orig. Volume 0.5% Market Share 29 We've reached an inflection point to achieving exponential growth $89M Revenue $876M Revenue

Our scalable platform underlies strong growth and profitability

Current Business Lines

Home Finance
- Lowest prices and fast turnaround time enabled by our low-cost manufacturing
- D2C and B2B Go-to-market
- Asset light balance sheet strategy

Insurance
- One-click Title
- One-click HOI
- Integrated directly into mortgage workflow

Real Estate
- Offered through both in-house and partner agent network

	2019A	2020A (Unaudited)[1]	2021E	2022E	2023E
Origination Volume ($bn)	$4.9	$24.2	$57.3	$101.9	$181.0
Implied Market Share	0.2%	0.5%	1.4%	3.2%	5.6%
Revenue ($mm)	$89.2	$875.6	$1,387.0	$2,704.5	$5,139.9
% Growth year-over-year	250%	884%	58%	95%	90%
Adj. EBITDA ($mm)	($61.3)	$281.1	$210.7	$716.0	$1,860.3
% Margin	(69%)	32%	15%	26%	36%
Adj. Net Income ($mm)	($66.6)	$227.7	$122.9	$470.8	$1,281.4
% Margin	(75%)	26%	9%	17%	25%

1. The Company's presentation of financial and operating metrics for the year ended December 31, 2020 included in this presentation are preliminary and unaudited and subject to change in connection with the completion of the Company's year-end close procedures and further review, including the audit currently underway by the Company's independent registered public accounting firm. Actual results may differ as a result of the completion of the Company's year-end closing procedures, audit adjustments, and other developments that may arise between now and the time such financial information for the year ended December 31, 2020 is finalized. Figures presented here may ultimately differ from potential future disclosures in public filings

Better 30

Better Maintain impressive growth & profitability through the cycle Normalized for interest rate movements 2020 COVID Normalized 2023E Origination Volume ($bn) $24.2 $181.0 Implied Market Share (Fannie) 0.5% 5.6% Mortgage Revenue ($mm) $622.1 $4,425.1 Non-Mortgage Revenue ($mm) $39.0 $714.8 Revenue ($mm) % Growth year-over-year $661.1 643% $5,139.9 90% Adj. EBITDA ($mm) % Margin $60.9 9% $1,860.3 36% Adj. Net Income ($mm) % Margin $7.9 1% $1,281.4 25% 1 McKinsey estimate industry steady-state D2C take rate/GOS margin: 3.00% - 3.50%, (3.36% average) vs. 4.06% in 2020 ü Lowest manufacturing cost per loan in the industry ü Market leader in digitization and automation ü Superior cost structure allows for lowest price for the customer and superior margins for investors ü 2020 was not a normal year due to COVID surplus throughout the industry and therefore the company achieved profitability ahead of plan Assumption 2020 COVID Normalized 2020 Actual Average Loan Size $329k No adjustment D2C Take Rate / GOS Rate %1 2.75% 3.90% Implied D2C Mortgage Rev / Loan $9.0k $12.8k Non-Mortgage Rev / Loan $569 No adjustment Total Funded Loans 70,288 No adjustment Normalized Assumptions: Remove interest rate volatility by assuming steady-state take rate / GOS 31

Building the leading integrated homeownership platform

Better Plus

- ✓ We are seeking to aggressively grow our non-mortgage revenue by blitz-scaling our Better Plus businesses
- ✓ We are just getting started in these businesses today, and are well positioned to capture market share because of our strong customer value proposition, low-cost structure, and zero-CAC model
- ✓ Better Plus growth rates exceed peers' and we believe our integrated platform value proposition support greater value than standalone peers

All #s for FY 2020	Title		HOI	
	Better Settlement Services	doma	Better Cover	Hippo
Business Model	Customer Focused	Partner Focused	Customer Focused	Customer Focused
# Transactions	32.4k	92.4k	2.6k	277.5k[4]
Transaction Revenue	$33.7M	$189.7M[2]	$1.4M[3]	$299.0M[5]
Average Revenue per Transaction	$1,039	$2,053	$537	$1,200[6]
Marketing Expense	$0[1]	$34.5M	$0[1]	n.a.
Marketing Expense per Transaction	$0[1]	$373	$0[1]	n.a.
Fulfillment Expense	$22.1M	$98.0M	$0.8M	$361.8M[7]
Fulfillment Expense Per Transaction	$681	$1,061	$304	$1,452[8]
Total Expense per Transaction	$681	$1,434	$304	$1,452+
2021-2023 Revenue CAGR	121%	43%	303%	80%
Market Cap		$3.5B[9]		$6.2B[9]

1. Zero marketing expense reflects allocation of all CAC to Better's mortgage service, with Better Plus offered as an additional product to Better customers, compared to competitors that principally offer comparable services. Total CAC in 2020 was $80 million and total funded units was 70.3k in 2020. Allocation of CAC is subject to change.
2. Retained premiums and fees.
3. Better HOI revenue reported as NPV revenue, or value of the policy over the avg life discounted at Better's estimated cost of capital.
4. $333mm of total written premiums divided by $1,200 average premium.
5. Total earned premiums.
6. Average premium per policy.
7. Total earned premiums * FY 2020 loss ratio of 121%.
8. Average premium per policy * FY 2020 loss ratio of 121%.
9. Pro forma for pending de-SPAC.

Market data per FactSet as of 5/7/21.

Better

32

Better Real Estate is where Better Mortgage was in 2017, in an equally broken, commission-focused industry

Better Plus

- ✓ There were approx. 7.5M real estate transactions in 2020 in the U.S.[1]
- ✓ Compass has ~4% market share, Redfin has 1% - further demonstrating the huge TAM and massive fragmentation
- ✓ Massive disruption potential for customer-focused, low-cost, automation driven model

All #s for FY 2020		Real Estate	
	Better Real Estate	REDFIN	COMPASS
Business Model	Customer-Focused	Transaction Focused	Agent Focused
# Transactions	2.4k	75.8k	144.7k
Transaction Revenue	$5.1M[2]	$651.2M[3]	$3,720.8M[4]
Average Revenue per Transaction	$2,136	$8,591	$25,699
Marketing Expense	$0[5]	$54.8M	$407.9M
Marketing Expense per Transaction	$0[5]	$724	$2,817
Fulfillment Expense	$1.5M	$417.1M[6]	$3,282.0M[7]
Fulfillment Expense per Transaction	$645	$5,503	$22,668
Total Expense per Transaction	$645	$6,227	$25,486
2021-2023 Revenue CAGR	304%	n.a.	29%
Market Cap		$5.9B	$6.3B

1. Calculated from Redfin 2020 10k
2. Combination of 3rd party referral agent revenue and in-house BRE agents
3. Real Estate Services revenue
4. Revenue = Commission Revenue + Adjacent Services Revenue
5. Zero marketing expense reflects allocation of all CAC to Better's mortgage service, with Better Plus offered as an additional product to Better customers, compared to competitors that principally offer comparable services. Total CAC in 2020 was $80 million and total funded units was 70.3k in 2020. Allocation of CAC is subject to change.
6. Real Estate Services cost of revenue
7. Commissions and other related expense + operations and support expense.

Market data per FactSet as of 5/7/21.

Better

33

Better Transaction Overview 34

Transaction Overview

Transaction Highlights

- Transaction values Better at a pre-transaction equity value of $6.9 billion and a pro-forma equity value of $7.8 billion
- An affiliate of SoftBank is will invest $1.3 billion in the PIPE
- Aurora's Sponsor, Novator Capital, to invest $200m via PIPE investment
- Novator Capital will backstop 100% of redemptions by AURC shareholders
- Better is expected to receive approximately $1.8 billion of gross proceeds, $950 million of which will be allocated to existing Better shareholders
- Existing Better shareholders to receive super-voting shares at 3:1
- Existing Better shareholders to maintain approximately 76% of pro forma ownership at transaction closing
- Transaction is expected to close in the second half of 2021, subject to customary regulatory approvals

Estimated Sources & Uses

Sources ($ mm)	
AURC Cash in Trust[1]	$278
PIPE Proceeds	1,500
Better Equity Rollover[2]	5,950
Total Sources	**$7,728**

Uses ($ mm)	
Cash to Balance Sheet	$778
Secondary Proceeds	950
Better Equity Rollover[2]	5,950
Illustrative Fees & Expenses	50
Total Uses	**$7,728**

Pro Forma Valuation

($ mm)	
Pro Forma Shares Outstanding[2]	778.4
Illustrative Share Price	$10.00
Pro Forma Equity Value	**$7,784**
(-) Pro Forma Cash	(1,121)[6]
(+) Pro Forma Debt	69[6]
Pro Forma Enterprise Value	**$6,732**

Pro Forma Share Ownership[4]


4%
1%
19%
76%
Existing Better Shareholders[2]
PIPE Shareholders
AURC Shareholders[3]
Founder Shares[5]

1. Assumes Sponsor backstop of 100% of the shares redeemed by existing AURC shareholders pre-closing.
2. Subject to increase if secondary proceeds are lower than $950 million.
3. Includes 3.5 million of AURC units purchased by Founders in a private placement, consummated concurrently with the closing of the AURC Initial Public Offering in March 2021.
4. Pro forma share ownership at $10.00 per share. Excludes the dilutive impact of AURC public warrants and founder warrants.
5. Excludes the impact of 1.4 million AURC founder shares vesting ratably at $12.50, $15.00, and $17.50 within 5 years of Closing.
6. Based on preliminary unaudited figures as of December 31, 2020

Better
35

Better EV / 2022E Revenue EV / 2022E Revenue / 2022E Growth 0.03x 0.21x 0.38x 1.83x NM 2020A - 2022E Revenue CAGR 75.2% 32.6% 55.4% 7.5% (21.0%) 2.5x 8.5x 13.0x 6.9x 3.8x Better PropTech Tech-Driven Lenders Real Estate Technology Leading Mortgage Highly attractive initial valuation EV / 2022E EBITDA / 2022E Growth 0.04x NM 0.97x 3.18x NM 2020A - 2022E EBITDA CAGR 55.9% NM 81.8% 5.3% (37.7%) 9.4x NM 36.2x 15.6x 8.7x Better PropTech Tech-Driven Lenders Real Estate Technology Leading Mortgage EV / 2022E EBITDA 1 2 36 Note: multiples presented are solely based on the logos shown in each category and do not represent a broader index. Source: FactSet, company filings. Market data as of May 7, 2021. 1. Represents EV / Retained Premiums and Fees. 2. Represents EV / Earned Premiums.

Better Appendix 37

Better Reconciliation of Non-GAAP Metrics 38 1. 1. The Company’s presentation of financial and operating metrics for the year ended December 31, 2020 included in this presentation are preliminary and unaudited and subject to change in connection with the completion of the Company’s year-end close procedures and further review, including the audit currently underway by the Company’s independent registered public accounting firm. Actual results may differ as a result of the completion of the Company’s year-end closing procedures, audit adjustments, and other developments that may arise between now and the time such financial information for the year ended December 31, 2020 is finalized. Figures presented here may ultimately differ from potential future disclosures in public filings 2. Relates to amounts for the amortization of the beneficial conversion feature ("BCF") and bifurcated derivative debt discounts as well as the derecognition of the remaining unamortized BCF and bifurcated derivative debt discounts upon conversion of the Convertible Notes ($ in millions) 2019A 2020A 1 2021E 2022E 2023E Net Income (GAAP) ($67.6) $184.9 $52.7 $332.4 $1,047.9 Adjustments: Corporate Taxes $0 $34 $44 $168 $455 Depreciation of property and equipment 1 3 5 9 18 Amortization of internal use software 3 6 17 42 80 Stock-based compensation 1 21 70 138 234 Interest and amortization on non-funding debt 1 58 22 25 25 Change in fair value of warrants -- 10 Change in fair value of bifurcated derivative -- (37) Adj. EBITDA ($61.3) $281.1 $210.7 $716.1 $1,860.3 ($ in millions) 2019A 2020A 1 2021E 2022E 2023E Net Income (GAAP) ($67.6) $184.9 $52.7 $332.4 $1,047.9 Adjustments: Stock-based compensation $1 $21 $70 $138 $234 Change in fair value of warrants -- 10 -- -- -- Change in fair value of bifurcated derivative -- (37) -- -- -- Amortization of bifurcated derivatives and beneficial conversion feature 2 -- 49 Adj. Net Income ($66.6) $227.7 $122.9 $470.8 $1,281.4 Total Convertible Note Interest Exp 51 Coupon Interest on Convert Note (3)

Summary of Risks Risks Related to Our Operating History, Business Model, Growth and Financial Condition 1. Our business and operations have experienced rapid growth, and if we do not appropriately manage future growth, if any, or are unable to improve our systems, processes and controls, our business, financial condition, results of operations, and prospects, could be materially and adversely affected. 2. Our recent growth may not be indicative of our future growth, and we may not be able to maintain our revenue growth rate in the future. Our growth also makes it difficult to evaluate our future prospects and may increase the risk that we will not be successful. 3. We have a history of operating losses and may not maintain profitability in the future. 4. We may not be able to continue to grow our loan production business or effectively manage significant increases in our loan production volume, both of which could materially and adversely affect our reputation and business, financial condition, results of operations, and prospects. 5. We depend on our ability to sell loans and MSRs in the secondary market to a limited number of loan purchasers and to government-sponsored enterprises and other secondary market participants for each relevant product. If our ability to sell loans and MSRs is impaired, our ability to produce loans and related MSRs may also be materially and adversely affected. 6. We depend on financial services websites, search engines, social media platforms and other online sources to drive traffic to our website, and if we fail to appear prominently in the search results or fail to drive traffic through other forms of advertising, our traffic would decline and our business, financial condition, results of operations, and prospects, could be materially and adversely affected, and as we grow our customer acquisition costs may continue to rise. 7. We rely on our own models and market information to manage risk and to make business decisions. Our business could be materially and adversely affected if those models fail to produce reliable and/or valid results or such market information is out of date or unreliable. 8. Our growth depends, in part, on the success of our strategic relationships with third-parties. 9. The COVID-19 pandemic poses unique challenges to our business and the effects of the pandemic could materially and adversely impact our ability to produce loans, sales into secondary markets, our liquidity, and our team members. 10. Our risk management policies, procedures and techniques may not be sufficient to identify all of the risks to which we are exposed, and failure to identify such risks could result in substantial losses and disruption to our business operations. 11. We may be required to repurchase loans or MSRs that we have sold or indemnify purchasers of our loans or MSRs. 12. A substantial portion of our assets are measured at fair value, including our MSRs which are highly volatile. Fair value determinations require many assumptions and complex analyses, and we cannot control many of the underlying factors. If our estimates prove to be incorrect, we may be required to write down the value of such assets, which could materially and adversely affect our business, financial condition, results of operations, and prospects. 13. Our MSRs are highly volatile assets with continually changing values, and these changes in value could materially and adversely affect our business, financial condition, results of operations, and prospects. 14. We are required to make servicing advances that can be subject to delays in recovery or may not be recoverable in certain circumstances. 15. We may be subject to liability in connection with the applications for loans we deliver to another lender in our capacity as a private label loan producer or mortgage broker, or leads we provide to other real estate brokers in our capacity as a real estate broker. 16. Our real estate brokerage services expose us to additional risks. 17. Our hedging strategies may not be successful in mitigating our risks associated with changes in interest rates. 18. We may not be able to hire, train and retain qualified personnel to support our growth, and difficulties with hiring, team member training and other labor issues could materially and adversely affect our ability to implement our business objectives and disrupt our operations. 19. If we cannot maintain our corporate culture, we could lose the innovation, collaboration and focus on the mission that contribute to our business. 20. Loss of our key management could materially and adversely affect our business, financial condition, results of operations, and prospects. 21. Our CEO and founder is involved in ongoing litigation related to prior business activities that includes at least one allegation about Better that alleges (among other things) that he breached his fiduciary duties (including by misappropriation of intellectual property or trade secrets), misappropriated business funds and failed to file tax returns. This litigation could divert his attention from our business regardless of the outcome of such litigation. Although Better is not currently party to such litigation, at least one plaintiff has sought permission to add us as a defendant and has alleged that we have used unspecified, misappropriated trade secrets. If we were to become involved it could have a significant cost and divert resources and the attention of our CEO and other members of our executive management from our business regardless of the outcome of such litigation that, together with the outcome of such litigation if resolved unfavorably, could adversely affect our business, financial condition and results of operations. 22. Operating and growing our business may require additional capital, and if capital is not available to us, our business, financial condition, results of operations, and prospects, may suffer. 23. Acquisitions and strategic alliances could distract management and expose us to financial, execution and operational risks that could materially and adversely affect our business, financial condition, results of operations, and prospects. 24. We are, and may in the future be, subject to litigation or other disputes. If the outcomes of these proceedings are adverse to us, it could materially and adversely affect our business, financial condition, results of operations, and prospects. 25. Exposure to additional tax liabilities could affect our future profitability. 26. Our ability to use our net operating losses to offset future taxable income is subject to certain limitations. 39 Better 39

Summary of Risks Risks Related to Our Market, Industry, and General Economic Conditions 27. Our revenues are highly dependent on macroeconomic and U.S. residential real estate market conditions. 28. Our business is highly dependent on Fannie Mae and Freddie Mac and certain other U.S. government agencies, and any changes in these entities or their current roles could be detrimental to our business. 29. Our business is significantly impacted by interest rates. Changes in prevailing interest rates or U.S. monetary policies that affect interest rates may have a detrimental effect on our business, financial condition, results of operations, and prospects. 30. Our business is subject to the seasonality of loan production, and historical patterns of loan production may be disrupted due to various social, political and economic factors which could have a negative impact on our business. 31. Changes in the GSEs’ or the FHA’s requirements could materially and adversely affect our business. 32. Failure to comply with underwriting guidelines of GSEs or non-GSE loan purchasers or insurers/guarantors could adversely impact our business. 33. Some of our borrowings under finance and warehouse lines expose us to interest rate risk because of variable rates of interest that could negatively impact the financing of our business. 34. A disruption in the secondary home loan market or our ability to sell the loans that we produce could have a detrimental effect on our business, financial condition, results of operations, and prospects. 35. Challenges to the Mortgage Electronic Registration System could materially and adversely affect our business, financial condition, results of operations, and prospects. 36. We have operations in India that could be adversely affected by changes in political or economic stability or by government policies in the U.S., India or globally. 37. We are exposed to volatility in LIBOR and SOFR, which can result in higher than market interest rates and may have a detrimental effect on our business, financial condition, results of operations, and prospects. 38. Changes in tax laws may materially and adversely affect us, and the Internal Revenue Service or a court may disagree with tax positions taken by us, which could materially and adversely affect our business, financial condition, results of operations, and prospects, or the value of our common stock. 39. Terrorist attacks and other acts of violence or war may affect the lending industry generally and our business, financial condition, results of operations, and prospects. 40. Our reported financial results may be materially and adversely affected by future changes in accounting principles generally accepted in the United States. 41. Our business is subject to the risks of catastrophic events such as earthquakes, fires, floods and other natural catastrophic events, interruption by man-made issues such as strikes and terrorist attacks. Risks Related to Our Products and Our Customers 42. Our success and ability to grow our business depend on retaining and expanding our customer base. If we fail to add new customers, our business, financial condition or operating results, and prospects could be materially and adversely affected. 43. We are, and intend to continue, developing new product offerings and our failure to accurately predict their demand or growth could materially and adversely affect our business, financial condition, results of operations, and prospects. 44. Certain of our loans to customers involve a high degree of business and financial risk, which can result in substantial losses that could materially and adversely affect our business, financial condition, results of operations, and prospects. 45. We face intense competition that could materially and adversely affect us. 46. Fraud could result in significant financial losses and harm to our reputation. 47. The “Better” brand may not become as widely known as incumbents’ brands, the brand may become tarnished, and we could receive negative public opinion, all of which could damage our reputation and adversely affect our earnings. 48. We are subject to significant legal and reputational risks and expenses relating to the privacy, use, and security of customer information. 49. Better Settlement Services, LLC’s position as an agent utilizing third party vendors for issuing a significant amount of title insurance policies could adversely impact the frequency and severity of title claims. 50. The geographic concentration of our loan productions may adversely affect our retail lending business, which would adversely affect our financial condition and results of operations. Better 40

Summary of Risks Risks Related to Our Technology and Intellectual Property 51. The success and growth of our business will depend upon our ability to adapt to and implement technological changes. 52. Technology disruptions or failures, including a failure in our operational or security systems or infrastructure, or those of third parties with whom we do business, including data centers and internet service providers, could disrupt our business, cause legal or reputational harm and materially and adversely impact our business, financial condition, results of operations, and prospects. 53. Our products use third party software, hardware and services that may be difficult to replace or cause errors or failures of our products that could materially and adversely affect our business, financial condition, results of operations, or prospects. 54. Cyberattacks and other data and security breaches could materially and adversely affect our business, financial condition, results of operations, and prospects. 55. Some aspects of our platform include open source software and any failure to comply with the terms of one or more of these open source licenses could materially and adversely affect our business, financial condition, results of operations, and prospects. 56. We could be materially and adversely affected if we inadequately obtain, maintain, protect and enforce our intellectual property and proprietary rights and may encounter disputes from time to time relating to our use of the intellectual property of third parties. 57. Our business is dependent on our intellectual property. If our intellectual property rights or our protection and enforcement of them is inadequate to protect our competitive advantages, our financial condition, results of operations, business and prospects could be materially and adversely affected. 58. We may not be able to enforce our intellectual property rights throughout the world. 59. If our trademarks and trade names are not adequately protected, then we may not be able to build name recognition in our markets of interest and our business, financial condition, results of operations, and prospects may be adversely affected. Risks Related to Our Indebtedness 60. Debt obligations could materially and adversely affect our business, financial condition, results of operations, and prospects. 61. Our business relies on our warehouse lines to fund loans and otherwise operate our business. If one or more of such facilities are terminated or otherwise become unavailable for us to use, we may be unable to find replacement financing at commercially favorable terms, or at all, which could be detrimental to our business. 62. If the value of the collateral underlying certain of our warehouse lines decreases, we could be required to satisfy a margin call, and an unanticipated margin call could have a material and adverse effect on our liquidity. 63. Our ability to meet our payment obligations under our debt facilities depends on our ability to generate significant cash flows or obtain external financing in the future. We cannot assure you that we will be able to generate sufficient cash flow or obtain external financing on terms acceptable to us or at all. Risks Related to Regulatory Environment 64. We operate in a heavily regulated industry and our loan production and servicing activities, real estate brokerage activities, title and settlement services activities and homeowners insurance agency activities expose us to risks of noncompliance with an increasing and, at times, inconsistent body of complex laws and regulations at the U.S. federal, state and local levels. 65. If we do not obtain and maintain the appropriate state licenses, we will not be allowed to produce or service loans in some states, which could materially and adversely affect our business, financial condition, results of operations, and prospects. 66. The CFPB continues to be active in its monitoring of the loan production and servicing sectors, and its recently issued rules increase our regulatory compliance burden and associated costs. 67. The state regulatory agencies, as well as other federal agencies and loan purchasers, continue to be active in their supervision of the loan production and servicing sectors and the results of these examinations may be detrimental to our business, financial condition, results of operations, and prospects. 68. If we are unable to comply with the TILA/RESPA Integrated Disclosure, or TRID, rules, our business and operations could be materially and adversely affected and our plans to expand our lending business could be materially and adversely impacted. 69. If we consummate this offering prior to receiving all regulatory approvals, our business, financial condition, results of operations, and prospects, could be materially and adversely affected. 70. The executive, legislative and regulatory response to the COVID-19 pandemic, including the passage of the CARES Act, poses new and quickly evolving compliance obligations on our business, and we may experience unfavorable changes in or failure to comply with existing or future regulations and laws adopted in response to the COVID-19 pandemic. 71. Federal and state laws regulate our strategic relationships with third parties and affiliates; a determination that we have failed to comply with such laws could require restructuring of the relationships and/or diminish the value of these relationships. 72. We are subject to laws and regulations regarding our use of telemarketing; a failure to comply with such laws, including the TCPA, could increase our operating costs and materially and adversely impact our business, financial condition, results of operations, and prospects. 73. If new laws and regulations lengthen foreclosure times or introduce new regulatory requirements regarding foreclosure procedures, our operating costs could increase and we could be subject to regulatory action. 74. Regulatory agencies and consumer advocacy groups are becoming more aggressive in asserting claims that the practices of lenders and loan servicers result in a disparate impact on protected classes. 75. Government regulation of the internet and sales and marketing on the internet is evolving, and we may experience unfavorable changes in or failure to comply with existing or future regulations and laws. 41 Better 41

Summary of Risks Risks related to ownership of our common stock 76. There may not be an active trading market for our common stock, which may make it difficult to sell shares of our common stock. 77. Future sales of our common stock, or the perception in the public markets that these sales may occur, may depress the price of our common stock. 78. The price of our common stock may be volatile, and you may be unable to resell your common stock at or above the initial public offering price or at all. 79. There can be no assurance that we will be able to comply with the continued listing standards of Nasdaq. 80. If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about us or our business, the price of our common stock and trading volume could decline. 81. We have broad discretion in the use of the proceeds from this proposed transaction and may not use them effectively. 82. Provisions in our amended and restated certificate of incorporation and amended and restated bylaws and Delaware law might discourage, delay or prevent a change in control of our company or changes in our management and, therefore, depress the market price of our common stock. 83. Our amended and restated bylaws that will become effective upon the closing of this proposed transaction provide that the Court of Chancery of the State of Delaware and the federal district courts of the United States of America will be the exclusive forums for substantially all disputes between us and our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or team members. 84. Claims for indemnification by our directors and officers may reduce our available funds to satisfy successful third- party claims against us and may reduce the amount of money available to us. 85. We do not expect to pay any cash dividends for the foreseeable future. 86. Taking advantage of our “emerging growth company” reduced reporting requirements may make our common stock less attractive to investors. 87. We have identified material weaknesses in our internal control over financial reporting. If we fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results or prevent fraud. As a result, stockholders could lose confidence in our financial and other public reporting, which would materially and adversely affect our business, financial condition, results of operations, and prospects, and the trading price of our common stock. 88. Our financial information for the fiscal year ended December 31, 2020 has not been audited, is preliminary and subject to change. None of our historical financial information has been audited in accordance with PCAOB standards. As a result, our revenues, expenses and profitability for these periods are subject to uncertainty and may differ materially from the amounts set forth herein. We cannot assure you that such financial information would not be materially different if such information had been audited in accordance with PCAOB standards. 89. Our management team has limited experience managing a public company. 90. Our issuance of capital stock in connection with financings, acquisitions, investments, our equity incentive plans or otherwise would dilute all other stockholders. 91. Transformation into a public company, including compliance with the reporting requirements of the Exchange Act, the requirements of the Sarbanes-Oxley Act and the Dodd-Frank Act and the listing standards of Nasdaq may strain our resources, increase our costs, divert management’s attention and disrupt the regular operations of our business, and we may not be able to comply with these requirements in a timely or cost- effective manner. 42 Better 42

Thank You